UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2014

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On March 20, 2014, Alfred A. DelliBovi, the current President & CEO of the Federal Home Loan Bank of New York (the "Bank"), informed the Bank of his decision to retire from the Bank as of the close of business on April 1, 2014.

On March 20, 2014, the Bank also announced that, effective upon Mr. DelliBovi’s retirement, Mr. José González will assume the position of President & CEO. Mr. González currently serves as Executive Vice President of the Bank, a position which he assumed on October 15, 2013.

In addition to the information noted above, the background, business experience and directorships of Mr. González is described in ‘Item 10 - Directors, Executive Officers and Corporate Governance’ of the Bank's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 25, 2013, which is incorporated by reference herein.

No family relationships exist between Mr. González and any director or executive officer of the Bank which will require disclosure under Item 401(d) of Regulation S-K. In addition, there are no related transactions between Mr. González and the Bank of the type required to be disclosed under Item 404(a) of Regulation S-K. As President and CEO, Mr. González will receive a salary at the rate of $700,000 per annum and benefits in the same manner as Bank Named Executive Officers as described in ‘Item 11 - Executive Compensation’ of the Bank's 2012 Form 10-K, which is incorporated by reference herein, as such salary and benefits may change from time to time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

March 20, 2014	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer